Exhibit 99.1

Clean Energy Reports 95.8 Million Gallons Delivered and Revenue of $83.5 Million for the First Quarter of 2022

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — May 5, 2022 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the first quarter of 2022.

Andrew J. Littlefair, Clean Energy’s President, and Chief Executive Officer stated “We continued to execute and ramp up our RNG plan during the first quarter of the year, with investments in fueling stations to support customers such as Amazon and in our RNG supply joint ventures.  Despite volatility in the market from lingering effects of the pandemic, supply chain stress, labor shortages, and near term softening of LCFS prices, we were able to grow volumes year over year, generate operating cash and positive Adjusted EBITDA. And our cash and investment balance remained at approximately $229 million, the same as it was at the end of 2021.  All in all, I am pleased with the first quarter and that we are executing on our RNG plan as expected.”

The Company delivered 95.8 million gallons in the first quarter of 2022, a 3.7% increase from 92.4 million in the first quarter of 2021. This increase was principally from continued growth in Amazon and in our airports, refuse and public transit customer markets. Renewable natural gas (“RNG”) delivered was 39.7 million gallons in the first quarter of 2022, a 7.3% increase compared to the first quarter of 2021.

The Company’s revenue for the first quarter of 2022 was $83.5 million, an increase of 8.2% compared to $77.1 million for the first quarter of 2021. Revenue for the first quarter of 2022 was reduced by $3.8 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon Warrant”). There were no Amazon warrant charges in the first quarter of 2021 Revenue for the first quarter of 2022 also included an unrealized loss of $1.0 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized loss of $2.0 million in the first quarter of 2021. The increase in revenue, which was partially offset by the Amazon warrant charges, was principally due to higher renewable identification number (“RIN”) and natural gas prices, a favorable fuel price mix, which is based on the variation of fuel types and locations where we deliver fuel, and an increase in the number of gallons delivered. Revenue in 2022 included carryover alternative fuel tax credit (“AFTC”) revenue of $0.2 million, due to the expiration of AFTC for vehicle fuel sales after December 31, 2021, whereas 2021 included $4.5 million of AFTC revenue.

On a GAAP (as defined below) basis, net loss attributable to Clean Energy for the first quarter of 2022 was $(24.2) million, or $(0.11) per share, compared to $(7.2) million, or $(0.04) per share, for the first quarter of 2021. Compared to the first quarter of 2021, the first quarter of 2022 was negatively affected by the Amazon warrant charges, higher stock compensation expense, expenses associated with ramping up our RNG supply investments and a loss on extinguishment (refinancing) of debt at our NG Advantage majority-controlled subsidiary.

Non-GAAP loss per share and Adjusted EBITDA (each as defined below) for the first quarter of 2022 was $(0.05) and $3.3 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the first quarter of 2021 was $(0.01) and $11.6 million, respectively.

Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) these measures exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not impact the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, the Company believes excluding the non-cash results from the SAFE&CEC S.r.l. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2021	2022
Net loss attributable to Clean Energy Fuels Corp.	$(7,169)	$(24,191)
Amazon warrant charges	-	3,756
Stock-based compensation	3,367	8,253
Loss (income) from SAFE&CEC S.r.l. equity method investment	396	158
Loss (gain) from change in fair value of derivative instruments	2,045	1,035
Non-GAAP net loss attributable to Clean Energy Fuels Corp.	$(1,361)	$(10,989)
Diluted weighted-average common shares outstanding	198,995,453	222,559,648
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.04)	$(0.11)
Non-GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.01)	$(0.05)

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended
	March 31,
(in thousands)	2021	2022
Net loss attributable to Clean Energy Fuels Corp.	$(7,169)	$(24,191)
Income tax expense	83	49
Interest expense	1,436	3,077
Interest income	(254)	(264)
Depreciation and amortization	11,735	11,390
Amazon warrant charges	-	3,756
Stock-based compensation	3,367	8,253
Loss (income) from SAFE&CEC S.r.l. equity method investment	396	158
Loss (gain) from change in fair value of derivative instruments	2,045	1,035
Adjusted EBITDA	$11,639	$3,263

Definition of “Gallons Delivered”

The Company defines “gallons delivered” as its gallons sold as compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period. RNG sold as vehicle fuel is included in the CNG or LNG amounts as applicable based on the form in which it was sold.

	Three Months Ended
	March 31,
Gallons of RNG delivered (in millions)	2021	2022
CNG	30.1	34.6
LNG	6.9	5.1
Total	37.0	39.7

The table below shows gallons delivered for the three months ended March 31, 2021 and 2022:

	Three Months Ended
	March 31,
Gallons Delivered (in millions)	2021	2022
CNG	78.6	82.3
LNG	13.8	13.5
Total	92.4	95.8

Sources of Revenue

The following table shows the Company's sources of revenue for the three months ended March 31, 2021 and 2022:

	Three Months Ended
	March 31,
Revenue (in millions)	2021	2022
Volume-related (1) (2)	$68.1	$80.0
Station construction sales	4.5	3.3
AFTC	4.5	0.2
Total revenue	$77.1	$83.5

(1)	For the three months ended March 31, 2021 and 2022, volume-related revenue includes an unrealized (loss) from the change in fair value of commodity swap and customer fueling contracts of $(2.0) million and $(1.0) million, respectively.
(2)	Includes $0.0 million and $3.8 million of Amazon warrant contra-revenue charges for the three months ended March 31, 2021 and 2022, respectively.

2022 Outlook

GAAP net loss for 2022 is expected to range from approximately ($57) to ($65) million, assuming no unrealized gains or losses on commodity swap and customer contracts relating to the Company’s Zero Now truck financing program, and including Amazon warrant charges estimated to range from $34 to $44 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, and significant variations in the vesting by Amazon of the Amazon warrants could significantly affect the Company’s estimated GAAP net loss for 2022. Adjusted EBITDA for 2022 is estimated to range from approximately $60 to $65 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions or other extraordinary events including a deterioration in, slower or lack of any recovery from the COVID-19 pandemic. Additionally, the expectations regarding 2022 Adjusted EBITDA assumes the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2022 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2022 Outlook
GAAP Net loss attributable to Clean Energy Fuels Corp.	$(57,000) - (65,000)
Income tax expense (benefit)	—
Interest expense	9,400
Interest income	(1,050)
Depreciation and amortization	46,000 - 49,000
Stock-based compensation	28,350
Loss (income) from SAFE&CEC S.r.l. equity method investment	—
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	34,300 - 44,300
Adjusted EBITDA	$60,000 - 65,000

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.888.321.0431 from the U.S. and international callers can dial 1.412.902.4121. A telephone replay will be available approximately two hours after the call concludes through Sunday, June 5, 2022 by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 10165233. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (RNG), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2022 outlook, our volume growth, customer expansion, production sources, joint ventures, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our operations, liquidity and financial condition; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets; the potential adoption of government policies or programs or increased publicity or popular sentiment in favor of other vehicle fuels; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to manage and grow its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the potential commercial viability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility the Company incurs additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and electric vehicles; the Company’s ability to realize the expected benefits from the commercial arrangement with Amazon and related transactions; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and grow its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; future availability of and our access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government regulations; the impact of the foregoing on the trading price of the Company’s common stock; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that the Company expects to file with the Securities and Exchange Commission on or about May 5, 2022, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Director of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	March 31,
	2021	2022
Assets
Current assets:
Cash and cash equivalents	$99,448	$107,970
Short-term investments	129,722	120,565
Accounts receivable, net of allowance of $1,205 and $1,189 as of December 31, 2021 and March 31, 2022, respectively	87,433	83,024
Other receivables	24,447	11,447
Inventory	31,302	32,322
Prepaid expenses and other current assets	37,584	57,247
Total current assets	409,936	412,575
Operating lease right-of-use assets	42,537	42,604
Land, property and equipment, net	261,761	256,509
Restricted cash	7,008	—
Notes receivable and other long-term assets, net	56,189	42,941
Investments in other entities	109,811	108,274
Goodwill	64,328	64,328
Intangible assets, net	5,500	5,500
Total assets	$957,070	$932,731
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$12,845	$10,033
Current portion of finance lease obligations	846	859
Current portion of operating lease obligations	3,551	3,606
Accounts payable	24,352	25,603
Accrued liabilities	75,159	62,352
Deferred revenue	7,251	8,052
Derivative liabilities, related party	1,900	4,379
Total current liabilities	125,904	114,884
Long-term portion of debt	23,215	25,615
Long-term portion of finance lease obligations	2,427	2,278
Long-term portion of operating lease obligations	39,431	39,299
Long-term portion of derivative liabilities, related party	2,483	4,187
Other long-term liabilities	8,199	8,138
Total liabilities	201,659	194,401
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 222,684,923 shares and 222,759,688 shares issued and outstanding as of December 31, 2021 and March 31, 2022, respectively	22	22
Additional paid-in capital	1,519,918	1,527,164
Accumulated deficit	(771,242)	(795,433)
Accumulated other comprehensive loss	(1,622)	(1,373)
Total Clean Energy Fuels Corp. stockholders’ equity	747,076	730,380
Noncontrolling interest in subsidiary	8,335	7,950
Total stockholders’ equity	755,411	738,330
Total liabilities and stockholders’ equity	$957,070	$932,731

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended
	March 31,
	2021	2022
Revenue:
Product revenue	$67,692	$72,507
Service revenue	9,451	10,990
Total revenue	77,143	83,497
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	44,808	57,615
Service cost of sales	5,593	6,622
Selling, general and administrative	21,441	27,927
Depreciation and amortization	11,735	11,390
Total operating expenses	83,577	103,554
Operating loss	(6,434)	(20,057)
Interest expense	(1,436)	(3,077)
Interest income	254	264
Other income, net	678	20
Loss from equity method investments	(426)	(1,677)
Loss before income taxes	(7,364)	(24,527)
Income tax expense	(83)	(49)
Net loss	(7,447)	(24,576)
Loss attributable to noncontrolling interest	278	385
Net loss attributable to Clean Energy Fuels Corp.	$(7,169)	$(24,191)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic	$(0.04)	$(0.11)
Diluted	$(0.04)	$(0.11)
Weighted-average common shares outstanding:
Basic	198,995,453	222,559,648
Diluted	198,995,453	222,559,648